                                                                   EXHIBIT 10(p)

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("AGREEMENT") made as of this 1ST day of January, 2002 between AMSCAN HOLDINGS, INC., a Delaware corporation, with offices at 80 Grasslands Road, Elmsford, New York 10523 (the "COMPANY"), and JAMES F. FLANAGAN residing at 12708 Granada Lane, Leawood, Kansas 66209 (the "EXECUTIVE").

                                   WITNESSETH,

THAT, WHEREAS,

     A. The Company is engaged in the business of designing, manufacturing and distributing seasonal and everyday party goods and gift items;

     B. The Executive has heretofore been employed by the Company pursuant to an Employment Agreement dated as of July 1, 2001 (the "PRIOR EMPLOYMENT AGREEMENT");

     C. The Company now desires to have Executive serve as its Executive Vice President; and

     D. The Company and Executive desire to terminate the Prior Employment Agreement and enter into this agreement to set forth the terms and conditions of such continued employment;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.   TERMINATION OF PRIOR EMPLOYMENT AGREEMENT.

     The Prior Employment Agreement is terminated simultaneously with the execution of this Agreement without further obligation of the Company, by mutual agreement of the parties, and Executive's compensation and terms of employment shall henceforth be governed by this Agreement.

2.   TERM OF EMPLOYMENT.

     (a) TERM. The Company agrees to employ Executive during the period commencing on January 1, 2002 and ending on December 31, 2004 (the "INITIAL TERM") as its Executive Vice President and Executive agrees to be employed by the Company in such capacity, subject to the termination provisions set forth hereinafter.

     (b) Extension of Term. The Initial Term of this Agreement shall be extended after December 31, 2004, for additional successive one year periods (the "Additional Term") (the Initial Term and any Additional Term are hereinafter referred to as the "Term"), at the Company's option, on not less than thirty
(30) days prior notice of renewal at the end of each Additional Term.

3.   POSITION AND DUTIES.


     (a) DUTIES. The Company hereby employs Executive, and Executive accepts such employment, to serve as Executive Vice President of the Company during the Term, and, in such capacity, to perform any and all duties consistent with Executive's position, to the best of Executive's abilities. The Company shall have the power to determine the specific duties to be performed by Executive, and the means and the manner by which those duties shall be performed. The Company's board of directors ("BOARD"), or officers of the Company ("OFFICERS"), shall have the power to supervise the duties to be performed, the manner of performing such duties, and the terms for performance thereof. Executive's job description is subject to modification in the sole discretion of the Board at any time.

     (b) OTHER SERVICES. During the Period of Employment, Executive shall perform such other reasonable services for the Company as shall be prescribed from time to time by the Board; except as provided in Paragraph 4, no additional compensation shall be payable to the Executive for any services performed by him as an officer, director or in any other capacity for the Company. As used in this Agreement, the term "COMPANY" shall include the subsidiaries of the Company.

     (c) BEST EFFORTS. During the Term, Executive agrees to devote his full business time, attention and best efforts to the faithful discharge of the duties described herein and to use his best efforts to promote the interests and welfare of the Company. During the Term, Executive shall not engage in any other business activity (except on behalf of affiliates of the Company), regardless of whether or not it is pursued for gain or profit. The parties hereto understand and agree that Executive may participate in charitable and similar activities which may, from time to time, require portions of his time, but which Executive agrees shall not interfere with the performance of his duties hereunder, and shall not adversely reflect upon the Company or its operations.

4.   COMPENSATION.

     (a) BASE SALARY. For services hereunder, the Company shall pay Executive a base salary ("BASE SALARY") equal to $250,000.00 per annum during the Term. The Base Salary shall be payable to Executive in regular intervals in accordance with the Company's usual payroll practices. All compensation shall be subject to such withholding of any federal, state or local taxes as may be required by law with respect to such payments.

     (b) BONUS. In addition to the Base Salary, Executive will be paid an annual bonus of $125,000 (the "BONUS"). The payment of the Bonus, shall be subject to the Company's ability to comply with the terms and covenants of its Bank Credit Agreements. The Bonus payable hereunder shall be paid no later than the March 30th following the end of the calendar year to which such Bonus corresponds.

5.   STOCK OPTIONS.

As additional compensation to the Executive, simultaneously with the execution of this Agreement, the Company shall recommend to the Stock Option Committee of the Board a grant to the Executive of a stock option to purchase two and one-half (2.5) shares of the Company's common stock at the option price and upon the terms and conditions set forth in the Company's Stock Option Plan; a copy of which has been delivered to Executive.

6.   RESTRICTED STOCK.

     (a) Upon the execution of this Agreement, Executive is hereby granted three
(3) shares of common stock of the Company (the "RESTRICTED STOCK"), which shares are subject to vesting as set forth below, and forfeiture to the extent not vested upon a termination of employment. The foregoing grant of stock is subject in all respects to the terms of the Amended and Restated Stockholders Agreement of the Company, dated as of February 20, 2002 (the "STOCKHOLDERS AGREEMENT"), to which Executive is a party.

     (b) The Restricted Stock granted to Executive hereunder shall vest in full on December 31, 2004, provided that Executive is employed on such date (the "VESTING PERIOD").

     (c) Notwithstanding anything to the contrary set forth herein, the Restricted Stock shall immediately vest upon (i) the occurrence of an IPO (as defined in the Stockholders Agreement), (ii) the consummation of a transaction or series of transactions, approved by the Board, pursuant to which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than Goldman, Sachs & Co. or any of its affiliates, acquires a majority of the outstanding voting stock of the Company (iii) the termination of Executive's employment with the Company (i) because of Executive's death, (2) by the Company without Cause, (3) by the Executive because of the Company's material breach of its obligations hereunder,
(4) by the Executive if the Company imposes on Executive duties or work conditions materially burdensome to the Executive which are inconsistent with such Executive's prior duties and work conditions or (5) because of the Executive's Disability (as those terms are defined herein).]. Upon the voluntary or involuntary termination of the Executive's employment during the Vesting Period for any reason, other than a reason listed in clause (iii) of the preceding sentence, any unvested Restricted Stock shall be forfeited and returned to the Company without payment.

     (d) The Company shall promptly issue to the Executive, as vested one or more stock certificates in respect of the Restricted Stock, which certificates shall be registered in the name of the Executive and shall bear an appropriate legend substantially in the following form:

               The securities represented by this certificate are subject to the terms and conditions set forth in (i) an Employment Agreement, dated as of January 1, 2002, between the issuer and the registered holder hereof and (ii) an Amended and Restated Stockholders Agreement, dated as of February 20, 2002, copies of each of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreements.

               The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under said Act and applicable state securities law or an applicable exemption to the registration requirements of such Act or laws.

Such certificates may bear other legends to the extent the Board determines it to be necessary or appropriate or as may be required by the Stockholders Agreement. The Board may require that the certificates evidencing the Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed and that the Executive deliver a stock power, endorsed in blank, relating to the shares of Restricted Stock.

     (e) During the Restricted Period that Executive shall be entitled to vote the Restricted Stock and to receive regular quarterly cash dividends and cash distributions, if any, with respect thereto, but shall have no other rights of a stockholder with respect thereto.

     (f) The number and kind of shares included in the Restricted Stock (and thereby subject to the terms and conditions set forth in this Agreement with respect thereto) shall be adjusted to reflect any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split, extraordinary distribution with respect to the Company's common stock or other change in corporate structure affecting such common stock, as the Board or a committee thereof shall deem fair and appropriate.

     (g) At the end of the Vesting Period (with respect to any shares of Restricted Stock), if the Restricted Stock has not been forfeited, certificates for such shares shall be delivered to the Executive.

7.   FRINGE BENEFITS.

     As additional consideration for the services of Executive under this Agreement, the Company shall provide to Executive all fringe benefits provided by the Company to other management personnel at a comparable level, including the following:

     (a) CAR ALLOWANCE. Executive shall receive a car allowance in the amount of $800.00 per month, payable monthly, for costs incurred in connection with the operation of Executive's car for the business of the Company.

     (b) VACATION AND SICK LEAVE. Executive shall be entitled to paid vacation, holiday and sick leave, in the same manner and to the same extent as such vacation, holiday and sick leave time shall be available to other management personnel at a comparable level.

     (c) GROUP INSURANCE. The same coverage of group health and group life insurance that the Company may maintain in effect from time to time for the benefit of other management personnel at a comparable level; provided, that the Company reserves the right to amend, modify and/or cease maintaining any or all such insurance plans that are in effect at any time during the Term, and to require that employees pay all or a portion of the costs of such policies.

     (d) DEFERRED COMPENSATION PLANS. Participation in any retirement plan, 401(k) plan, profit sharing and/or pension plan that may be enacted by the Company, in the same manner and to the same extent as such plan participation is available to the Company's other management personnel at a comparable level, and subject to the provisions and requirements of such plans.

     Notwithstanding the foregoing, the Company reserves the right to amend, modify and/or cease maintaining any or all such retirement, 401(k), profit-sharing and/or pension plans that are in effect at any time during the Term, and to require that employees pay all or a portion of the costs of such plans, so long as Executive is treated similarly to other management personnel at a comparable level.

8.   BUSINESS EXPENSES.

     Executive may incur, for the benefit of the Company and in furtherance of the Company's business, various reasonable expenses in accordance with the budget and policies of the Company, as determined by its Board from time to time, for the purpose of promoting the business of the Company. In furtherance of the foregoing, and not in limitation thereof, the Company agrees, upon presentation by Executive from time to time of itemized accountings therefor, to pay or to reimburse Executive for, all reasonably necessary expenses of travel and entertainment undertaken by Executive for the benefit of the Company. Executive shall support any claim for reimbursement for expenses by adequate proof of such expenditures in the form of cancelled checks, vouchers, bills or in other form satisfactory to the Company.

9.   TERMINATION.

     (a) TERMINATION FOR CAUSE. The Company may terminate this Agreement, and (except as provided below) all of the Company's obligations hereunder, for "CAUSE" (as hereinafter defined). Such termination shall be effected by notice thereof delivered by the Company to Executive, and shall be effective as of the date of such notice. In the event of termination for cause, Executive shall be entitled to receive all Base Salary earned to the date of termination, but all other rights of Executive hereunder, including the right to receive any unvested Restricted Stock or to exercise vested Stock Options, shall terminate as of the effective date of Executive's termination. As used herein, "CAUSE" shall mean:
(i) Executive's conviction of a felony which involves moral turpitude; or
(ii)Executive's repeated failure to discharge his assignments from the Officers or the Board consistent with the responsibilities of his position and the failure by Executive to correct such failure within 30 days after written notice thereof from the Company; (iii) the commission by Executive of any crime or intentional act of fraud against the Company; (iv) any conduct on the part of Executive which has a material adverse effect upon the performance by Executive of his duties hereunder or upon the relationship of customers or employees of the Company with the Company or (v)Executive's gross negligence or willful misconduct in the performance of his duties which has a material adverse effect on the Company's operations, profits or business.

     (b) TERMINATION WITHOUT CAUSE. The Company may terminate this Agreement and (except as provided below) all of the Company's obligations hereunder without cause by giving Executive 30 days prior written notice thereof. In the event of termination without cause, Executive shall be entitled to receive (i) all Base Salary earned but unpaid to the date of termination (ii) a pro rata portion of the Bonus for the year in which such termination occurs based on the relative period of employment during such year (the "PRO RATA BONUS"); (iii) severance equal to twelve (12) months Base Salary ("SEVERANCE"); (iv) reimbursement of costs associated with a job search related to the expense of a temporary office and administrative support in an amount not to exceed $1,500.00 per month, such amount payable until the earlier of (A) Executive terminating his job search or
(B) twelve (12) months following termination of employment hereunder; (v) the right to exercise any vested portion of the Stock Options in accordance with the terms of the Company's Stock Option Plan and (vi) the immediate vesting of the Restricted Stock. All vested Restricted Stock of Executive shall continue to be governed by the terms of the Stockholders Agreement following termination of employment. All other rights of Executive hereunder, including the right to receive to exercise unvested Stock Options shall terminate as of the effective date of Executive's termination. Severance payable hereunder shall be payable in normal payroll installments during the Severance period.

     (c) RESIGNATION OF EXECUTIVE. If Executive resigns, Executive shall be entitled to receive all Base Salary earned to the effective date of resignation, which shall be payable upon such resignation, but all other rights of Employee hereunder, including the right to receive any unvested Restricted Stock or to exercise any unvested portion of the Stock Options, shall terminate as of the effective date of Executive's resignation.

     (d) EXECUTIVE'S TOTAL DISABILITY. If Executive is terminated by the Company, or Executive resigns, due to Executive's "TOTAL DISABILITY" (as hereinafter defined), Executive shall be entitled to receive (i) all Base Salary earned to the date of termination, which shall be payable upon such termination or resignation, (ii) the Pro Rata Bonus, (iii) the right to exercise the vested portion of his Stock Options, if any and (iv) the immediate vesting of the Restricted Stock. All other rights of Executive hereunder, including the right to exercise any unvested portion of the Stock Options, shall terminate as of the date of Executive's termination or resignation. As used herein, "TOTAL DISABILITY" shall mean any physical or mental ailment which prevents Executive from performing the duties incident to Executive's employment with the Company which has continued for a period of ninety (90) consecutive days and which is expected, based upon the results of an examination by a physician mutually acceptable to Executive and the Company, to be of permanent duration.

     (e) DEATH. If Executive dies during the Term, Executive's estate shall be entitled to receive (i) all Base Salary earned to the date of death, which shall be payable upon the date of death, (ii) the Pro Rata Bonus, (iii) the right to exercise the vested portion of his Stock Options, if any, in accordance with the terms of the Stock Option Plan, and (iv) the immediate vesting of the Restricted

Stock. All other rights of Executive hereunder, including the right to exercise any unvested portion of the Stock Options, shall terminate.

10.  RESTRICTIVE COVENANT.

     In consideration of Executive's special and unique services and Executive's position, which by its nature exposes Executive to trade secrets, proprietary information and other confidential material and assets of the Company, Executive covenants and agrees as follows with the Company:

     (a) For the purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" shall mean any data, proprietary information, financial information, trade secrets, and other materials and information, including, without limitation, contracts, customer lists, supplier lists, names of representatives of customers and suppliers, Company information as to specific customer needs, requirements, purchasing history, pricing information, information relating to costs, marketing, selling, servicing, technology, know-how, plans, processes, techniques, inventions, discoveries, formulae, designs, patterns or devices in any way concerning the operation of the Company's business. The term Confidential Information does not include any information which (i) at the time of disclosure is generally available to the public (other than as a result of a disclosure directly or indirectly by Executive), or (ii) has been independently acquired or developed by a third party not obligated to keep such information confidential.

     (b) Executive hereby agrees that during the term of Executive's employment by the Company and at all times thereafter that he: (i) will keep confidential and protect all Confidential Information (as hereinabove defined) known to him or in his possession, (ii) will not disclose any Confidential Information to any person or entity, except as may be required in the performance by of his duties as an employee of the Company, (iii) will not use any Confidential Information except for the exclusive benefit of the Company and (iv) will return any Confidential Information and/or documents containing Confidential Information at the end of the term or at any time at the Company's request.

     (c) During the Covenant Period (as hereinafter defined) Executive shall not:

          (i) directly or indirectly (whether as owner, principal, agent, partner, officer, employee, independent contractor, consultant, stockholder, or otherwise), engage or participate or have any financial interest in or perform services for, any entity which offers any service in competition with the Company or engage in any business or activity which is substantially the same as any business or activity related to the business which the Company or any of its affiliates is now or may hereafter become engaged, in any location where such activity would be in competition with the business of the Company as conducted at the time of termination of Executive's employment with the Company. Executive acknowledges that the Company now carries on its business in many trading areas throughout the world and in particular in the United States and Canada.

          (ii) For himself or with or as an agent for any other person, firm, corporation or entity, directly or indirectly, solicit, interfere with, endeavor to entice away from, divert or attempt to divert or otherwise interfere with, or disrupt the business relationship of the Company with, (i) any person or entity who is a client, customer or business contact of the Company during the Covenant Period, or
               (ii) any potential clients, customers or business contacts with whom the Company is actively negotiating at the time of termination of Executive's employment with the Company.

          (iii) directly or indirectly, for his own benefit or for the benefit of any other person, firm, corporation or entity, divert, or attempt to divert, solicit, recruit, entice or hire away any employees of the Company, whether or not any such employee is a full-time, part-time or temporary employee and whether or not such person's employment is for a determined period or at will, unless such person shall have ceased to be an employee of the Company for a period of at least 12 months.

     (d) As used in this Agreement, the term "COVENANT PERIOD" shall mean the period commencing on the date of this Agreement and ending one (1) year following the effective date of termination.

     (e) During the Term, Executive will promptly disclose to the Company, and that the Company will own all right, title and interest in, all inventions, and other intellectual property (the "INTELLECTUAL PROPERTY") which he conceives or develops during the course of his employment (excluding that which he conceives or develops without the use of the Company's time, resources or facilities and which does not relate to the Company's past, present or planned future activities), will affix appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation, and will execute such further assignments and other documents as the Company consider necessary to vest, perfect, maintain or defend the Company's right, title and interest in the Intellectual Property.

     (f) Executive will deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the business of the Company which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control or relating to the Intellectual Property.

     (g) In addition to a right to accounting by the Company and/or damages and/or any other relief to which the Company may be entitled as a result of Executive's breach of the provisions of this Paragraph 10, the Company will be entitled to injunctive relief restraining any such breach or threatened breach, or the continuation of such breach, by Executive, provided, however that, if a court of competent jurisdiction shall determine that this covenant shall be enforceable only if limited to a shorter period of time or to a smaller geographical area than is herein expressly provided, or otherwise limited, then and in such event, this covenant shall be deemed to be limited to the extent so determined to be enforceable, in the same manner and to the same extent as if such limits were expressly provided herein.

     (h) The Company may assign its rights and remedies against Executive to any person or entity, and such rights and remedies may be enforced by any successors or assigns of the Company.

11.  COMPANY'S REPRESENTATIONS.

     The Company hereby represents and warrants to Executive that: (a) it has full power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) such execution, delivery and performance will not (with the giving of notice or the lapse of time or both) result in the breach of any agreements or other obligations to which it is a party or is otherwise bound, (c) the execution and delivery of this Agreement by the Company is not in violation of the Company's certificate of incorporation or by-laws, and (d) this Agreement is the legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms.

12.  REPRESENTATIONS BY EXECUTIVE.

     (a) Executive warrants and represents to the Company that, to the best of Executive's knowledge, each of the following is true, correct and complete on the date of this Agreement:

          (i) The execution, delivery and performance of this Agreement by Executive, and the consummation of the transactions contemplated hereunder, do not and will not conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under, (1) any contract, agreement, commitment or other instrument or obligation to which Executive is a party, or (2) any common law duty that may be owed by Executive to any former employer or other person or entity or to any of their respective current or former affiliates, shareholders, officers, or directors, or (3) any law, regulation, ordinance or decree to which Executive is subject.

          (ii) Executive has the power, authority and capacity to enter into this Agreement and to perform all of his obligations hereunder.

          (iii) No permit, consent, approval, or authorization of, or designation, declaration or filing with, any person or entity is required by Executive in connection with the execution or delivery by her of this Agreement or the consummation of the transactions contemplated hereunder.

     (b) Executive shall indemnify the Company, and each of the Company's shareholders, officers, directors, employees and agents, from and against any and all claims, demands, damages, fines, penalties, losses, liabilities, interests, costs and expenses (including, without limitation, reasonable attorney fees and expenses, and expert fees and expenses) arising from or related to any breach by Employee of any of the representations or warranties made by Executive.

     (c) INVESTMENT INTENTION; NO RESALES. Executive represents and warrants that

Executive is acquiring the Restricted Stock for investment purposes only, solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling any Restricted Stock, except for such distributions and dispositions as are both explicitly permitted under this Agreement and the Stockholders Agreement and effected in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations thereunder, and all applicable state securities or "blue sky" laws. The Executive agrees and acknowledges that such executive will not, directly or indirectly offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Restricted Stock, or solicit any offers to purchase or otherwise acquire or take a pledge of any Restricted Stock, other than transfers, sales, assignments, pledges, hypothecations or other dispositions explicitly permitted by the Stockholders Agreement and provided that (x) any such transfer, sale, assignment, pledge, hypothecation or other disposition is in accordance with the terms and provisions of the Stockholders Agreement and (y) (i) the transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or "blue sky" laws, or (ii) the Executive shall have furnished the Company with an opinion of counsel (which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Company), to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and the rules and regulations in effect thereunder and under all applicable state securities or "blue sky" laws.

     (d) STOCK UNREGISTERED. The Executive acknowledges and represents that Executive has been advised that (i) the Restricted Stock, upon issuance, will not have been registered under the Securities Act; (ii) the Restricted Stock must be held for an indefinite period and such Executive must continue to bear the economic risk of the investment in the Restricted Stock unless it is subsequently registered under the Securities Act or an exemption from such registration is available; (iii) there is no, and it is not anticipated that there will be any, public market for the Restricted Stock; (iv) Rule 144 promulgated under the Securities Act ("RULE 144") will not be available with respect to the sales of any securities of the Company and the Company has made no covenant to make such Rule 144 available; (v) if and when the Restricted Stock may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the Stockholders Agreement; (vi) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act; (vii) a restrictive legend or legends as provided for in the Stockholders Agreement shall be placed on the certificates representing the Restricted Stock; (viii) the Stockholders Agreement restricts the sale or transfer of shares of Restricted Stock other than at specified times and under specified circumstances; and (ix) a notation shall be made in the appropriate records of the Company indicating that the Restricted Stock is subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop transfer instructions may be issued to such transfer agent with respect to the Restricted Stock.

     (e) ADDITIONAL INVESTMENT REPRESENTATIONS. The Executive represents and warrants that (i) the Executive's financial situation is such that the Executive can afford to bear the economic risk of holding the Restricted Stock for an indefinite period of time and suffer complete loss of the Executive's investment in the Restricted Stock; (ii) the Executive's knowledge and experience in financial and business matters (and, in particular, with respect to the Company) are such that the Executive is capable of evaluating the merits and risks of the Executive's investment in the Restricted Stock; (iii) the Executive understands that the Restricted Stock is a speculative investment which involves a high degree of risk of loss of the Executive's investment therein, that there are substantial restrictions on the transferability of the Restricted Stock and that on the date of this Agreement and for an indefinite period following such date there will be no public market for the Restricted Stick and, accordingly, it may not be possible to liquidate the Executive's investment in the Company at all, including in case of emergency; (iv) the Executive and the Executive's representatives, including the Executive's professional, tax and other advisors, have carefully reviewed the financial and other information with respect to the Company and its subsidiaries and the Executive understands and has taken cognizance of (or has been advised by the Executive's representatives as to) all the risks related to an investment in the Restricted Stock; (v) in making the Executive's decision to invest in the Restricted Stock hereunder, the Executive has relied upon independent investigations made by the Executive and, to the extent believed by the Executive to be appropriate, the Executive's representatives, including the Executive's own professional, tax and other advisors; (vi) the Executive and the Executive's representatives have received and read this Agreement, the Stockholders Agreement and all other documents related to and executed or to be executed in connection with the transactions contemplated hereby and thereby, and have been given the opportunity to examine for a reasonable time prior to the date hereof all documents and to ask questions of, and to receive answers from the Company and its representatives concerning the terms and conditions of the investment in the Restricted Stock and to obtain any additional information necessary to verify the accuracy of the information supplied to it, and the Executive and the Executive's representatives have received all additional information requested by them, and no representations have been made to the Executive or such representatives concerning the Restricted Stock, their respective affiliates, their businesses or prospects or other matters, except as set forth in this Agreement; and (vii) the Executive is an officer of the Company holding the position of Executive Vice President of Sales and Marketing as of the date hereof, is familiar with the operations and businesses of the Company, has access to all material financial and other information available from the Company, and has significant business experience in the party goods or similar business.

13.  SCOPE OF RESTRICTIONS.

     If any severable provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein; provided, however, that if any of the restrictions contained in Paragraph 10 hereof shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then such restriction shall be deemed reduced to such extent, duration, geographical scope or in such other manner as otherwise required to make it enforceable, and, in such reduced form, Paragraph 10 hereof shall then be enforceable in the manner contemplated hereby.

14.  NOTICES.

     Any notice hereunder shall be sufficient if sent either (a) by hand, or (b) by certified mail, return receipt requested, or (c) by commercial overnight delivery service, in any event with postage, fees and delivery charges prepaid. Such notice shall be deemed to have been given on receipt, if delivered by hand or by overnight carrier, or three business days after the date of deposit in an official depository of the United States mail, if mailed. All notices shall be mailed or delivered, as aforesaid, addressed to the party to be notified at such party's address set forth below or at such other address as the party to be notified may have otherwise designated, by notice in writing, with copies to their respective attorneys as set forth below:

         If to the Company, at:      AMSCAN HOLDINGS, INC.
                                     80 Grasslands Road
                                     Elmsford, New York 10523


                                     Attention:  James M. Harrison, President
                                     Telephone:  (914) 784-4000
                                     Facsimile:   (914) 345-2056


         with a copy to:             KURZMAN EISENBERG CORBIN
                                     LEVER & GOODMAN, LLP
                                     One North Broadway, 10th Floor
                                     White Plains, New York  10601
                                     Attention:  Joel S. Lever, Esq.
                                     Telephone:  (914) 285-9800
                                     Facsimile:   (914) 285-9855


         If to Executive, to:        JAMES F. FLANAGAN
                                     12708 Granada Lane
                                     Leawood, KS 66209

15.  MISCELLANEOUS.

     (a) The parties severally acknowledge that they have not relied upon any representations, warranties, negotiations, understandings, arrangements, or other inducements not expressly set forth herein in entering into this Agreement.

     (b) This Agreement may not be modified except by written modification signed by all parties hereto, and its terms and conditions may not be deemed waived except by written waiver signed by the party to be charged with such waiver.

     (c) This Agreement contains the entire agreement and understanding by and between the Company and Executive with respect to Executive's employment by the Company, and supersedes all oral and written prior understandings and agreements between the Company and Executive relating to the subject matter of this Agreement and Executive's relationship to the Company.

     (d) This Agreement may be executed in counterparts, each of which will be deemed an original of this Agreement but all of which together will constitute one Agreement.

     (e) This Agreement has been made in, and its validity and interpretation will be determined under the internal laws of, the State of New York applicable to contracts made and to be wholly performed therein. Any suit, action or other proceeding in connection with this Agreement shall be brought by any party hereto in a court of record in the State of New York, County of Westchester or in the United States District Court for the Southern District of New York, each of the parties hereto consenting to the jurisdiction of such courts for such purpose.

     (f) This Agreement is binding upon and inures to the benefit of the parties and their personal representatives, successors and assigns.

     (g) The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement. Schedules annexed hereto are a part of this Agreement as if set forth herein at length.

     (h) The rights and benefits of Executive under this Agreement are personal to Executive and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer. The Company may not assign its rights under this Agreement to any other person or entity other than a wholly owned subsidiary or a corporation into which the Company may merge or to which the Company may sell all or substantially all of its assets.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        AMSCAN HOLDINGS, INC.

                                        By: /s/ James M. Harrison
                                            ------------------------------------
                                            Name:  James M. Harrison
                                            Title: President

                                    EXECUTIVE:

                                            /s/ James F. Flanagan
                                            ------------------------------------
                                            JAMES F. FLANAGAN